Sales Report:Supplement No. 26 dated Aug 26, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 328788
This series of Notes was issued and sold upon the funding of the borrower loan #38288, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	C	Auction start date:	Aug-10-2009
Term:	36 months	Estimated loss:	6.5%	Auction end date:	Aug-24-2009

Starting lender yield:	20.11%	Starting borrower rate/APR:	21.11% / 22.60%	Starting monthly payment:	$94.33
Final lender yield:	17.00%	Final borrower rate/APR:	18.00% / 20.21%	Final monthly payment:	$90.38

Auction yield range:	8.23% - 20.11%	Estimated loss impact:	6.89%
Lender servicing fee:	1.00%	Estimated return:	10.11%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Oct-2001	Debt/Income ratio:	24%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	2y 4m
Amount delinquent:	$0	Revolving credit balance:	$3,382	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	70%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	2	Homeownership:	No
Inquiries last 6m:	0
Screen name:	JDBtogether	Borrower's state:	Ohio	Borrower's group:	Brighter Financial Future
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
High Interest Loan Pay Off
Purpose of loan:
This loan will be used to pay off a high interest loan that I currently have through CitiFinancial. They are charging an APR of 25.6%. If I get a loan through?Prosper?for $2,500 (payoff balance) at a maximum of 21.11% APR for 36 months, this will save me $116 per month! (we would use this extra?money each month?to?put towards our credit card payments and we'd have even more if the interest rate was even lower!)

My financial situation:
I am a good candidate for this loan because my husband and I are very well organized and have our finances under control. We are ahead by 2 months or more on all loans and credit cards. We fell into a rough patch one year ago while trying to sell our house, but?we closed on it finally last month and it is out of our names for good!?It shows delinquent but we are not anymore. Since we have straightened that out our credit score is steadily climbing and our debt is steadily declining each month.

My monthly net income: $2,022
My husband's monthly net income: $800
Total monthly net income- $2,822

Monthly expenses
??Housing Rent: $550.00
??Insurance: $50.00 (car, renters) (full medical, dental, eye, and life?insurance through?my company)
??Car expenses: $100.00
??Utilities: $100.00
??Phone, cable, internet: $75.00
??Food, entertainment, clothing, household expenses, cellphone: $500.00
??Monthly Savings: $220.00
??Daycare: $160.00
??Credit cards and other loans: $390.00 (CitiFinancial included, $210.00 per month)
? School Loans: $400.00
Total: $2,545.00

Leftover each month for savings, addtl entertainment, addtl bills:$277.00
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

interstellar	$34.33	$34.33	8/10/2009 9:26:01 PM
Kanyon	$50.00	$50.00	8/13/2009 4:21:01 AM
Jinja	$25.00	$25.00	8/13/2009 10:45:19 AM
transaction-animal8	$25.00	$25.00	8/13/2009 9:05:59 PM
stonehillloans	$25.00	$25.00	8/14/2009 6:50:05 AM
bluehorshoe	$25.00	$25.00	8/14/2009 7:31:11 AM
EngineersAlliance	$50.00	$50.00	8/14/2009 9:32:37 AM
dudebrah	$25.00	$25.00	8/17/2009 12:30:58 PM
Cashlender1992	$25.00	$25.00	8/18/2009 7:35:58 PM
azali	$25.00	$25.00	8/19/2009 12:33:31 PM
justin323	$25.00	$25.00	8/20/2009 2:53:17 AM
Superc0ld	$65.59	$65.59	8/20/2009 2:22:21 PM
lendme2	$50.00	$50.00	8/20/2009 4:01:45 PM
money-expert	$25.00	$25.00	8/24/2009 6:23:22 AM
carmat60	$25.00	$25.00	8/23/2009 4:59:40 PM
Techne_Funds_LLC	$25.00	$25.00	8/23/2009 7:16:15 PM
rockymtbob	$25.00	$25.00	8/24/2009 9:55:33 AM
coyone	$50.00	$50.00	8/24/2009 10:39:48 AM
Astyanax	$25.00	$25.00	8/24/2009 11:07:40 AM
klemer	$25.00	$25.00	8/24/2009 11:22:41 AM
LAKETIME	$25.00	$25.00	8/24/2009 12:29:23 PM
IIP77	$40.46	$40.46	8/24/2009 10:18:28 AM
beakerfish	$46.82	$9.93	8/24/2009 10:19:47 AM
delivery	$25.00	$25.00	8/24/2009 3:09:06 PM
ussugm	$25.00	$25.00	8/24/2009 2:37:18 PM
JoJos_Daddy	$33.93	$33.93	8/24/2009 12:46:59 PM
packrs1	$25.00	$25.00	8/24/2009 3:27:37 PM
yu-rik	$50.00	$50.00	8/24/2009 3:38:40 PM
Happyhourcomics	$25.00	$25.00	8/24/2009 1:04:56 PM
Faelin	$25.00	$25.00	8/24/2009 1:13:12 PM
liquorman	$25.00	$25.00	8/24/2009 3:03:53 PM
SkinnyFish	$25.00	$25.00	8/24/2009 3:19:46 PM
Engineer44	$35.00	$35.00	8/24/2009 3:50:53 PM
Syzygy	$25.00	$25.00	8/11/2009 6:00:14 PM
mpatrick	$100.00	$100.00	8/12/2009 2:09:27 PM
RandyL3	$36.12	$36.12	8/13/2009 5:00:10 PM
econgineer	$60.16	$60.16	8/15/2009 4:24:18 PM
statenisland51	$25.00	$25.00	8/15/2009 4:29:13 PM
UKJase	$50.00	$50.00	8/16/2009 4:25:36 PM
d_grbg	$35.00	$35.00	8/17/2009 10:55:56 AM
evildutchman	$50.00	$50.00	8/17/2009 10:39:27 PM
congardner1	$25.00	$25.00	8/18/2009 5:35:03 AM
woodsider	$25.00	$25.00	8/18/2009 7:28:44 AM
Logan7	$25.00	$25.00	8/18/2009 9:41:19 AM
DannyPhantom	$50.00	$50.00	8/19/2009 9:29:20 PM
DebDesert	$30.00	$30.00	8/20/2009 11:58:05 AM
szetheli	$89.00	$89.00	8/20/2009 6:38:09 PM
golffish2	$50.00	$50.00	8/21/2009 4:39:27 AM
ratzlefrss	$50.00	$50.00	8/21/2009 2:16:37 PM
marwadi-62	$25.00	$25.00	8/22/2009 9:40:42 AM
Kelor99	$25.00	$25.00	8/23/2009 5:55:11 PM
GS-ROCK	$100.00	$100.00	8/23/2009 9:43:21 PM
eboomer2611	$25.00	$25.00	8/24/2009 8:25:10 AM
dpries123	$25.00	$25.00	8/24/2009 5:58:13 AM
PCGeekWI	$25.00	$25.00	8/24/2009 10:18:42 AM
Crystalprop	$25.00	$25.00	8/24/2009 10:19:29 AM
EretzCapital	$150.00	$150.00	8/24/2009 10:25:02 AM
SmartBanking	$30.48	$30.48	8/24/2009 10:48:14 AM
Leshan	$50.00	$50.00	8/24/2009 10:51:56 AM
Richlaw	$200.00	$200.00	8/24/2009 11:13:24 AM
PotBellyPete	$25.00	$25.00	8/24/2009 11:18:08 AM
yurison	$25.00	$25.00	8/24/2009 1:47:08 PM
best-generosity-financier	$25.00	$25.00	8/24/2009 2:56:26 PM
63 bids
Borrower Payment Dependent Notes Series 419262
This series of Notes was issued and sold upon the funding of the borrower loan #38307, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	A	Auction start date:	Aug-04-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Aug-18-2009

Starting lender yield:	25.00%	Starting borrower rate/APR:	26.00% / 29.93%	Starting monthly payment:	$40.29
Final lender yield:	9.94%	Final borrower rate/APR:	10.94% / 14.52%	Final monthly payment:	$32.71

Auction yield range:	4.23% - 25.00%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Oct-1990	Debt/Income ratio:	74%
Credit score:	700-720 (Jul-2009)	Current / open credit lines:	24 / 22	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	79	Length of status:	12y 10m
Amount delinquent:	$0	Revolving credit balance:	$77,770	Occupation:	Police Officer/Corr...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	77%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	5
Screen name:	lapmax	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	14 ( 100% )	700-720 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	720-740 (Apr-2008)
Principal balance:	$322.33	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
pay down debt
Purpose of loan:
This loan will be used to? pay down small creditcards

My financial situation:
I am a good candidate for this loan because?
i pay on time and never dfaulted
Monthly net income: $
7000.00
Monthly expenses: $
??Housing: $ 1400
??Insurance: $ 600
??Car expenses: $450
??Utilities: $ 250
??Phone, cable, internet: $ 50
??Food, entertainment: $ 300
??Clothing, household expenses $ 250
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Your net income shows $7000, and your monthly expenses show $3300. Why would you borrow $1000 when you have $3700 available each month? - liberty-equilibrium
A: just because i want to!!!!!!!!!!!!!!!!!!!! (Aug-11-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

_SriBank_	$100.00	$100.00	8/9/2009 9:48:09 PM
gsd	$50.00	$50.00	8/14/2009 12:59:03 PM
CA_Lender	$25.00	$25.00	8/16/2009 4:56:24 PM
bondhedger	$25.00	$25.00	8/18/2009 8:28:06 AM
JUST_shoot	$31.96	$31.96	8/18/2009 9:48:07 AM
maga	$50.00	$50.00	8/18/2009 12:22:03 PM
sugybutt	$25.00	$25.00	8/18/2009 12:00:56 PM
PotBellyPete	$25.00	$25.00	8/18/2009 1:04:51 PM
yu-rik	$25.00	$25.00	8/18/2009 2:15:20 PM
radiant-value	$25.00	$25.00	8/18/2009 2:29:31 PM
yu-rik	$35.00	$2.16	8/18/2009 2:24:49 PM
lindssc1	$50.00	$50.00	8/18/2009 3:37:22 PM
ChristopherHS	$25.00	$25.00	8/7/2009 5:25:47 PM
JerryB96	$25.00	$25.00	8/17/2009 6:34:15 PM
jpblan11	$25.00	$25.00	8/17/2009 7:16:14 PM
Erikdbp	$25.00	$25.00	8/17/2009 7:48:48 PM
CaliforniaSun	$50.00	$50.00	8/17/2009 8:25:43 PM
ultimatepaintball	$25.00	$25.00	8/17/2009 9:02:44 PM
Catalina_Enterprises	$100.00	$100.00	8/17/2009 10:57:02 PM
rockhound84	$25.00	$25.00	8/18/2009 5:49:28 AM
dudebrah	$25.00	$25.00	8/18/2009 8:47:22 AM
yu-rik	$25.00	$25.00	8/18/2009 10:43:05 AM
bass	$25.00	$25.00	8/18/2009 11:17:37 AM
LAKETIME	$25.00	$25.00	8/18/2009 1:30:26 PM
ALANGREANSPAN	$40.88	$40.88	8/18/2009 1:37:09 PM
Hogan55	$50.00	$50.00	8/18/2009 2:09:40 PM
best-generosity-financier	$25.00	$25.00	8/18/2009 3:39:00 PM
4gotn1	$50.00	$50.00	8/18/2009 3:02:16 PM
28 bids
Borrower Payment Dependent Notes Series 420066
This series of Notes was issued and sold upon the funding of the borrower loan #38278, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	C	Auction start date:	Aug-11-2009
Term:	36 months	Estimated loss:	8.0%	Auction end date:	Aug-19-2009

Starting lender yield:	23.73%	Starting borrower rate/APR:	24.73% / 27.03%	Starting monthly payment:	$198.09
Final lender yield:	21.70%	Final borrower rate/APR:	22.70% / 24.97%	Final monthly payment:	$192.77

Auction yield range:	8.23% - 23.73%	Estimated loss impact:	8.51%
Lender servicing fee:	1.00%	Estimated return:	13.19%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Oct-1990	Debt/Income ratio:	26%
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	14 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	55	Length of status:	2y 2m
Amount delinquent:	$0	Revolving credit balance:	$886	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	25%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	7	Homeownership:	No
Inquiries last 6m:	1
Screen name:	powerful-compassion9	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit cards and save
Purpose of loan:
Pay off remaining debt and put some money aside for emergencies.

My financial situation:
I am a good candidate for this loan because I have a good job and I have 2 master's degrees.

Monthly net income: $ 5000

Monthly expenses: $ 2000
??Housing: $ 965
??Insurance: $
??Car expenses: $
??Utilities: $ 200
??Phone, cable, internet: $ 150
??Food, entertainment: $ 200
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 185
??Other expenses: $ 100
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: With an excess o $3K of income over expenses ou canpay $1000 per month toward your credit card and put $1000/mo into savings. Why do you need the Prosper loan ? - mjerryfirst
A: I just did a short sale on my home. Lost my shirt on the deal. I have no reserves. I can pay some lingering bills with the cash I can get and save the rest. My savigs are depleted. My Bonus from work will not kick in until January for the 2009 year. The bonus will be anywhere between 10k and 16k. I will be fine then. (Aug-12-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

TennSquire	$25.00	$25.00	8/11/2009 4:20:36 PM
ramsbladder	$25.00	$25.00	8/11/2009 4:20:41 PM
SNH	$25.00	$25.00	8/11/2009 4:22:26 PM
cyberie21	$40.00	$40.00	8/11/2009 4:21:28 PM
Artist_Blue	$25.00	$25.00	8/11/2009 4:21:42 PM
unclejaef	$25.00	$25.00	8/11/2009 4:21:50 PM
02bob	$25.00	$25.00	8/11/2009 4:23:57 PM
Champpilot	$50.00	$50.00	8/11/2009 4:24:06 PM
decisive-capital	$50.00	$50.00	8/11/2009 4:23:13 PM
Aquani	$50.00	$50.00	8/11/2009 4:24:16 PM
hopethisworks	$50.00	$50.00	8/11/2009 4:24:31 PM
yield-lion	$25.00	$25.00	8/11/2009 4:24:43 PM
educationfirst	$25.00	$25.00	8/11/2009 4:26:24 PM
Rogelio48	$25.00	$25.00	8/11/2009 4:27:41 PM
incbx	$25.00	$25.00	8/11/2009 4:26:20 PM
djd50	$25.00	$25.00	8/11/2009 4:27:49 PM
Penny	$50.00	$50.00	8/11/2009 4:27:55 PM
Syzygy	$25.00	$25.00	8/11/2009 4:28:05 PM
wayman	$50.00	$50.00	8/11/2009 4:27:26 PM
chekat	$25.00	$25.00	8/11/2009 4:27:53 PM
mathprof	$25.00	$25.00	8/11/2009 4:21:36 PM
sunnyboy_7478	$25.00	$25.00	8/11/2009 4:28:39 PM
ualf	$50.00	$50.00	8/11/2009 4:28:06 PM
rmachi	$25.00	$25.00	8/11/2009 4:21:52 PM
skuba	$25.00	$25.00	8/11/2009 4:22:58 PM
Weaverville	$75.00	$75.00	8/11/2009 4:23:51 PM
brazilofmux	$25.00	$25.00	8/11/2009 4:35:22 PM
JL_FC	$25.00	$25.00	8/11/2009 4:26:07 PM
rjleves	$25.00	$25.00	8/11/2009 4:27:02 PM
figs4u2	$200.00	$200.00	8/11/2009 4:27:09 PM
gristle	$25.00	$25.00	8/11/2009 4:27:23 PM
scottr	$25.00	$25.00	8/11/2009 4:27:54 PM
mrbill5548	$25.00	$25.00	8/11/2009 4:28:14 PM
scoobiedoo	$25.00	$25.00	8/11/2009 4:28:29 PM
Trojan1976	$25.00	$25.00	8/11/2009 6:31:26 PM
fortytwo	$70.00	$70.00	8/11/2009 5:13:09 PM
julijask	$25.00	$25.00	8/11/2009 5:14:22 PM
brightest-revenue-spark	$25.00	$25.00	8/12/2009 9:31:20 AM
Breakfast_Gypsy	$25.00	$25.00	8/12/2009 7:50:17 AM
PotBellyPete	$25.00	$25.00	8/12/2009 9:30:27 AM
caliguian	$25.00	$25.00	8/12/2009 1:16:01 PM
Rosencranz	$25.00	$25.00	8/12/2009 11:35:24 AM
elated-justice	$25.00	$25.00	8/12/2009 11:20:23 AM
icefish	$43.32	$43.32	8/12/2009 12:05:13 PM
Veloce	$25.00	$25.00	8/12/2009 6:30:57 PM
delivery	$25.00	$25.00	8/12/2009 10:50:37 PM
Georgetastic	$25.00	$25.00	8/12/2009 9:16:38 PM
bondhedger	$25.00	$25.00	8/13/2009 7:19:48 AM
d3cotton	$25.00	$25.00	8/13/2009 9:32:24 AM
dspmn	$25.00	$25.00	8/13/2009 12:31:03 PM
Rule62	$25.00	$25.00	8/13/2009 2:26:13 PM
skiberdad	$33.31	$33.31	8/13/2009 12:46:07 PM
YogaDude34	$33.76	$33.76	8/13/2009 3:03:00 PM
p2p-allocator	$25.00	$25.00	8/13/2009 3:47:44 PM
Carpetkid	$25.00	$25.00	8/13/2009 5:07:53 PM
hrubinst	$25.00	$25.00	8/13/2009 5:08:55 PM
ah-long	$25.00	$25.00	8/13/2009 5:07:29 PM
skibum65	$50.00	$50.00	8/13/2009 5:08:28 PM
ibuystk	$50.00	$50.00	8/13/2009 5:31:01 PM
money73	$25.00	$25.00	8/13/2009 5:36:16 PM
fund-virtuoso	$25.00	$25.00	8/13/2009 5:46:44 PM
gdbanks	$25.00	$25.00	8/13/2009 5:33:08 PM
BayShell	$29.89	$29.89	8/13/2009 6:46:24 PM
pbo922	$25.00	$25.00	8/13/2009 6:01:15 PM
kscc183	$25.00	$25.00	8/13/2009 7:55:10 PM
LenderByDay	$25.00	$25.00	8/13/2009 6:01:21 PM
lagnisiruk	$25.00	$25.00	8/13/2009 9:35:14 PM
AdamClemSC	$25.00	$25.00	8/13/2009 8:10:21 PM
joeirps	$25.00	$25.00	8/14/2009 2:52:23 AM
duty-monger	$25.00	$25.00	8/14/2009 3:55:40 AM
tnjohnso	$25.00	$25.00	8/14/2009 8:51:23 AM
interstellar	$50.00	$50.00	8/14/2009 4:56:59 PM
inforapenny	$25.00	$25.00	8/18/2009 3:30:33 PM
anton	$25.00	$25.00	8/11/2009 4:22:22 PM
thedreamer	$25.00	$25.00	8/11/2009 4:22:42 PM
puifais	$25.00	$25.00	8/11/2009 4:21:47 PM
red-sublime-return	$25.00	$25.00	8/11/2009 4:23:06 PM
personal-lender	$25.00	$25.00	8/11/2009 4:22:16 PM
Katahdin	$25.00	$25.00	8/11/2009 4:22:35 PM
money-shaker	$25.00	$25.00	8/11/2009 4:23:03 PM
GMPK_TLAS	$45.00	$45.00	8/11/2009 4:24:08 PM
head	$25.00	$25.00	8/11/2009 4:23:30 PM
mmckune	$25.00	$25.00	8/11/2009 4:24:26 PM
888168	$25.00	$25.00	8/11/2009 4:23:49 PM
jbarron	$25.00	$25.00	8/11/2009 4:24:37 PM
fizwahh	$30.00	$30.00	8/11/2009 4:23:54 PM
orindalender	$25.00	$25.00	8/11/2009 4:24:45 PM
don8ter	$25.00	$25.00	8/11/2009 4:24:03 PM
VentureExplorer	$25.00	$25.00	8/11/2009 4:24:48 PM
zeelender	$25.00	$25.00	8/11/2009 4:24:21 PM
nodrivelpls	$25.00	$25.00	8/11/2009 4:24:33 PM
secobarbital	$25.00	$25.00	8/11/2009 4:25:48 PM
GRI	$50.00	$50.00	8/11/2009 4:26:33 PM
dough-bear	$50.00	$50.00	8/11/2009 4:27:29 PM
testobsessed	$100.00	$100.00	8/11/2009 4:26:10 PM
MrDavid	$25.00	$25.00	8/11/2009 4:27:45 PM
YoungSuccessLLC	$25.00	$25.00	8/11/2009 4:26:12 PM
exact-justice	$25.00	$25.00	8/11/2009 4:27:51 PM
sloan	$25.00	$25.00	8/11/2009 4:27:08 PM
tijuas90	$25.00	$25.00	8/11/2009 4:20:48 PM
Hexnut	$25.00	$25.00	8/11/2009 4:28:16 PM
tlp43	$25.00	$25.00	8/11/2009 4:21:00 PM
oregonusa	$25.00	$25.00	8/11/2009 4:28:24 PM
heavy_ax	$25.00	$25.00	8/11/2009 4:28:31 PM
brmar	$25.00	$25.00	8/11/2009 4:28:33 PM
kanpur63	$25.00	$25.00	8/11/2009 4:27:56 PM
slymoose	$25.00	$25.00	8/11/2009 4:28:40 PM
FeedTheMachine	$61.10	$61.10	8/11/2009 4:28:11 PM
GElender	$50.00	$50.00	8/11/2009 4:21:56 PM
Josta	$34.77	$34.77	8/11/2009 4:28:25 PM
gilbow	$25.00	$25.00	8/11/2009 4:22:19 PM
Elbanko	$25.00	$25.00	8/11/2009 4:22:38 PM
titan1	$25.00	$25.00	8/11/2009 4:22:48 PM
kyxysyx	$50.00	$50.00	8/11/2009 4:23:08 PM
crazycool	$35.00	$35.00	8/11/2009 4:24:00 PM
keeks	$25.00	$25.00	8/11/2009 4:24:11 PM
fireboss	$42.97	$42.97	8/11/2009 4:26:18 PM
the-profit-oracle	$25.00	$25.00	8/11/2009 4:26:22 PM
standanddeliver	$25.00	$25.00	8/11/2009 4:26:29 PM
Mantis75	$25.00	$25.00	8/11/2009 4:26:38 PM
restech	$25.00	$25.00	8/11/2009 4:26:48 PM
beyondmanagement	$25.00	$25.00	8/11/2009 4:27:05 PM
peb44	$100.00	$100.00	8/11/2009 4:27:12 PM
PHI4308	$25.00	$25.00	8/11/2009 4:28:08 PM
grf1945	$25.00	$25.00	8/11/2009 4:28:12 PM
NATIVEBORN	$48.94	$48.94	8/11/2009 5:13:04 PM
bigdogsafety1	$25.00	$25.00	8/11/2009 5:20:38 PM
Trimalchio12	$25.00	$25.00	8/11/2009 6:10:07 PM
amijo	$25.00	$25.00	8/12/2009 6:30:52 AM
director877	$25.00	$25.00	8/12/2009 9:30:20 AM
ribbles	$50.00	$50.00	8/12/2009 1:56:19 PM
transaction-animal8	$25.00	$25.00	8/12/2009 12:02:42 PM
capital-albatross	$25.00	$25.00	8/12/2009 1:41:49 PM
compassion-blanket	$25.00	$25.00	8/12/2009 4:50:10 PM
wampum-proton	$25.00	$25.00	8/12/2009 9:45:31 PM
fdsguy	$50.00	$50.00	8/12/2009 6:47:10 PM
rdecartus	$25.00	$25.00	8/13/2009 9:32:58 AM
mmqc	$25.00	$25.00	8/13/2009 2:40:55 PM
dunedin	$25.00	$25.00	8/13/2009 5:07:30 PM
wwwUniversal	$25.00	$25.00	8/13/2009 5:07:38 PM
leftcoast52	$25.00	$25.00	8/13/2009 5:03:50 PM
the-silver-blaster	$40.00	$40.00	8/13/2009 5:29:34 PM
plentiful-reward	$25.00	$25.00	8/13/2009 5:30:58 PM
gravbox	$25.00	$25.00	8/13/2009 5:29:48 PM
wise-silver-wonder	$25.00	$25.00	8/13/2009 5:30:54 PM
blujfan9293	$25.00	$25.00	8/13/2009 5:38:13 PM
Cubsfan07	$25.00	$25.00	8/13/2009 7:30:20 PM
Brainworm	$25.00	$25.00	8/14/2009 2:37:31 AM
ALVO	$67.59	$60.94	8/14/2009 6:40:59 AM
YeoLenderSource	$25.00	$25.00	8/14/2009 6:40:53 AM
MattTheGr8	$25.00	$25.00	8/14/2009 6:40:57 AM
roadster199	$25.00	$25.00	8/16/2009 8:41:25 PM
Madron	$50.00	$50.00	8/17/2009 11:43:10 AM
ChrisKwan	$25.00	$25.00	8/17/2009 4:28:43 PM
Pintu_Desai	$25.00	$25.00	8/18/2009 7:05:58 AM
MrEville	$25.00	$25.00	8/18/2009 2:36:05 PM
dlg	$26.00	$26.00	8/18/2009 4:32:45 PM
157 bids
Borrower Payment Dependent Notes Series 419233
This series of Notes was issued and sold upon the funding of the borrower loan #38310, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	D	Auction start date:	Aug-04-2009
Term:	36 months	Estimated loss:	10.0%	Auction end date:	Aug-18-2009

Starting lender yield:	26.00%	Starting borrower rate/APR:	27.00% / 29.33%	Starting monthly payment:	$163.30
Final lender yield:	22.00%	Final borrower rate/APR:	23.00% / 25.28%	Final monthly payment:	$154.84

Auction yield range:	11.23% - 26.00%	Estimated loss impact:	10.53%
Lender servicing fee:	1.00%	Estimated return:	11.47%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Mar-2003	Debt/Income ratio:	23%
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	8 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	23	Length of status:	1y 4m
Amount delinquent:	$0	Revolving credit balance:	$1,464	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	23%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	Saebrotha19	Borrower's state:	Michigan	Borrower's group:	Have Money - Will Bid
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	5 ( 100% )	660-680 (Latest)
Principal borrowed:	$3,500.00	< mo. late:	0 ( 0% )	560-580 (Jan-2008) 700-720 (May-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	5
Description
New Homebuyer furnishing new home
I'm am about to furnish my first home and need a little money up front to help do that. I'll be refiling my taxes so that I can get my $8,000 tax credit as soon as possible which I will in turn use to help?pay this loan back off so really just need the money up front to help buy furniture and do any improvements to the house while moving in.? I'm in a good financial situation as I am at a steady job with Hansen's Beverage Company as a Marketing/Events Manager in the Michigan/Ohio markets and I make more than enough money to cover all my bills and then some for spending & saving.? My yearly salary is $50,000/yr plus I get 2 bonuses a year in the $3000-$5000 range.? I've paid all my bills on time the last few years without a problem and have paid most of any loans/credit cards off early.? I can provide you with whatever you need to prove my income, assets, etc. if need be.? Again my credit is considered good (690+ range) but not excellent like the banks want now a days so I ask that you please consider my situation and kindly lend to me, I will not let you down. Thank you for your time and generous consideration.

Monthly net income: $3,250

Monthly expenses: $1,415?
??Housing: $?300
??Insurance: $ 180
??Car expenses: $350
??Utilities: $ 75
??Phone: $60
??Food, entertainment: $300
??Clothing, household expenses $50
??Credit cards and other loans: $100?
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: You have been at your current position for 1year 4 months. Where were you before your current position and how long did you hold that job? Thanks. TLC - thelendingcorporation
A: I was at Student Travel Services for 3 years as a Midwest Regional Sales Manager (Aug-11-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

MsTabbyKats	$25.00	$25.00	8/6/2009 1:36:12 PM
mercuriant	$25.00	$25.00	8/7/2009 9:31:53 AM
ajk_blue	$25.00	$25.00	8/7/2009 4:33:58 PM
skbeemer16	$35.37	$35.37	8/7/2009 6:26:46 PM
fireman4	$50.00	$50.00	8/9/2009 11:56:19 AM
srthsvghdthtr	$25.00	$25.00	8/9/2009 12:35:10 PM
bossmanuc	$50.00	$50.00	8/9/2009 10:49:09 AM
LarryNY	$25.00	$25.00	8/10/2009 11:50:24 AM
Croquer	$25.00	$25.00	8/11/2009 4:32:05 PM
hellasow	$25.00	$25.00	8/11/2009 7:15:48 PM
stdrgj15	$50.00	$50.00	8/12/2009 11:13:05 PM
foothillender	$25.00	$25.00	8/13/2009 6:29:41 AM
mjerryfirst	$400.00	$400.00	8/13/2009 9:31:26 PM
beachfunder	$50.00	$50.00	8/14/2009 3:10:55 PM
scroooge	$25.00	$25.00	8/14/2009 4:55:49 PM
medkoder	$25.00	$25.00	8/15/2009 9:37:06 AM
padewy	$25.00	$25.00	8/16/2009 1:26:11 PM
rob095	$25.00	$25.00	8/16/2009 7:34:30 PM
hektek22	$300.00	$300.00	8/17/2009 8:43:45 AM
SkyLoan	$27.66	$27.66	8/17/2009 10:01:36 AM
hamster	$26.19	$26.19	8/17/2009 10:27:14 AM
Hummer-Guy	$38.45	$38.45	8/17/2009 10:50:26 AM
GreenTiger	$50.00	$50.00	8/17/2009 11:21:50 AM
Ray3486	$25.00	$25.00	8/17/2009 2:25:36 PM
bossmanuc	$26.80	$26.80	8/17/2009 5:18:27 PM
twjh	$25.00	$25.00	8/17/2009 7:09:48 PM
DackoDenk	$25.00	$25.00	8/17/2009 8:53:03 PM
ptclender	$50.00	$50.00	8/18/2009 5:08:22 AM
Taho	$50.00	$50.00	8/18/2009 7:21:39 AM
skaught	$25.00	$25.00	8/18/2009 6:59:20 AM
bitano	$50.00	$50.00	8/18/2009 7:17:16 AM
jelly1126	$50.00	$50.00	8/18/2009 9:16:12 AM
jtoms101	$29.99	$29.99	8/18/2009 10:05:45 AM
foxy-community	$25.00	$25.00	8/18/2009 10:18:50 AM
maga	$25.00	$25.00	8/18/2009 12:17:01 PM
hawaiitechnical	$25.00	$25.00	8/18/2009 12:30:16 PM
rks125	$52.19	$52.19	8/18/2009 11:53:59 AM
frugalinvestor20	$25.00	$25.00	8/18/2009 12:51:16 PM
Skeptical-one	$150.00	$150.00	8/18/2009 1:04:37 PM
LeoBUSIIT	$25.00	$25.00	8/18/2009 1:17:21 PM
rmpedi33	$25.00	$25.00	8/18/2009 1:21:23 PM
garnetchik	$26.28	$26.28	8/18/2009 3:24:44 PM
nduli	$53.06	$53.06	8/18/2009 2:42:20 PM
Isotope	$25.00	$25.00	8/18/2009 3:52:12 PM
Cavscout36	$40.00	$40.00	8/8/2009 10:43:31 AM
rickrhea	$50.00	$0.47	8/8/2009 4:49:32 PM
lender-inc	$61.02	$61.02	8/10/2009 9:16:12 PM
KFoster	$25.00	$25.00	8/13/2009 4:48:58 AM
Syzygy	$25.00	$25.00	8/13/2009 2:04:10 PM
DannyPhantom	$50.00	$50.00	8/13/2009 8:47:53 PM
realtormoises	$25.00	$25.00	8/15/2009 5:22:26 AM
carmat60	$25.00	$25.00	8/15/2009 10:58:32 PM
SaintMatthew	$25.00	$25.00	8/16/2009 1:57:31 PM
1stBankAndHal	$42.50	$42.50	8/17/2009 6:42:48 AM
chkrvrty	$25.00	$25.00	8/17/2009 10:08:08 AM
zooom7	$50.00	$50.00	8/17/2009 11:08:10 AM
MrLeft	$25.00	$25.00	8/17/2009 1:05:03 PM
evergreen16	$150.00	$150.00	8/17/2009 2:10:46 PM
seajab	$27.78	$27.78	8/17/2009 3:34:36 PM
RKLFinancial	$157.27	$157.27	8/17/2009 3:39:00 PM
CoolPlexer	$25.00	$25.00	8/17/2009 7:34:59 PM
onecooldrink	$25.00	$25.00	8/17/2009 10:35:43 PM
Damostuff	$25.00	$25.00	8/18/2009 12:25:45 AM
Bobusa	$25.00	$25.00	8/18/2009 5:07:29 AM
JJ-Loans	$100.00	$100.00	8/18/2009 6:03:54 AM
money-expert	$25.00	$25.00	8/18/2009 5:49:12 AM
autoconnection	$25.00	$25.00	8/18/2009 7:37:04 AM
Leshan	$50.00	$50.00	8/18/2009 7:42:20 AM
DaddyBill	$25.00	$25.00	8/18/2009 7:53:57 AM
jpjazzman	$25.00	$25.00	8/18/2009 8:31:30 AM
PeopleHelpers	$50.00	$50.00	8/18/2009 8:53:08 AM
AsianDragon	$35.00	$35.00	8/18/2009 9:57:07 AM
italisvital	$25.00	$25.00	8/18/2009 10:17:32 AM
crdcteng	$25.00	$25.00	8/18/2009 9:56:21 AM
synboi	$200.00	$200.00	8/18/2009 11:30:08 AM
wascocor	$25.00	$25.00	8/18/2009 11:19:42 AM
ORteacher	$25.00	$25.00	8/18/2009 11:53:02 AM
hondapride	$30.34	$30.34	8/18/2009 12:02:09 PM
PotBellyPete	$25.00	$25.00	8/18/2009 12:19:02 PM
redhead21	$153.77	$153.77	8/18/2009 2:18:01 PM
malomar66	$60.86	$60.86	8/18/2009 2:41:15 PM
yu-rik	$25.00	$25.00	8/18/2009 2:12:21 PM
best-generosity-financier	$25.00	$25.00	8/18/2009 2:51:55 PM
83 bids
Borrower Payment Dependent Notes Series 419265
This series of Notes was issued and sold upon the funding of the borrower loan #38294, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	D	Auction start date:	Aug-04-2009
Term:	36 months	Estimated loss:	10.0%	Auction end date:	Aug-18-2009

Starting lender yield:	24.17%	Starting borrower rate/APR:	25.17% / 27.48%	Starting monthly payment:	$99.62
Final lender yield:	23.87%	Final borrower rate/APR:	24.87% / 27.17%	Final monthly payment:	$99.23

Auction yield range:	11.23% - 24.17%	Estimated loss impact:	10.59%
Lender servicing fee:	1.00%	Estimated return:	13.28%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Jul-2002	Debt/Income ratio:	7%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	7 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	14	Length of status:	1y 5m
Amount delinquent:	$0	Revolving credit balance:	$2,771	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	90%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	Lisabosy	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	11 ( 100% )	640-660 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	540-560 (Jun-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	11
Description
Paying off Credit Cards
Purpose of loan:
This loan will be used to?
pay off credit cards and consolidate debt
My financial situation:
I am a good candidate for this loan because I have a very high income but little credit history and would greatly benefit from one lump sum payment each month. I would like to pay down the credit cards so I can build a better credit score and get back on track in terms of having good credit. I have no late/missed payments in the last year, a good job and lots of references. let me know if i can answer any questions!

Monthly net income: $ 5500

Monthly expenses: $
??Housing: $ 1175
??Insurance: $
??Car expenses: $
??Utilities: $ 25
??Phone, cable, internet: $ 25
??Food, entertainment: $ 400
??Clothing, household expenses $
??Credit cards and other loans: $ 500
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Please list the current balance, interest rate, and minimum payments of the debts you plan to refinance. - Loan_Stranger
A: 1. Chase credit card - $1950 - 27.24%, $50 2. Capital One credit card -$740 25.9%, $25 truth be told, the prosper rate im asking for isnt much better, but paying of the credit cards helps my credit score a lot (i've been paying of signficant debt these last three years and have seen the result) and I want to go back to school in a year or so, thus want to get my credit score as high as possible. (Aug-09-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

fortytwo	$25.00	$25.00	8/4/2009 4:02:52 PM
secobarbital	$25.00	$25.00	8/4/2009 4:06:53 PM
Loan_Stranger	$50.00	$50.00	8/8/2009 10:14:27 AM
Steveington	$25.00	$25.00	8/11/2009 7:14:17 AM
hellasow	$25.00	$25.00	8/11/2009 7:17:46 PM
zento	$25.00	$25.00	8/14/2009 4:56:09 PM
SaintMatthew	$25.00	$25.00	8/15/2009 1:40:08 PM
zooom7	$50.00	$50.00	8/17/2009 6:11:33 AM
shellstar	$30.89	$30.89	8/17/2009 10:10:15 AM
LarWit1512	$25.00	$25.00	8/17/2009 10:57:56 AM
Astyanax	$25.00	$25.00	8/17/2009 11:01:36 AM
Astyanax	$25.00	$25.00	8/17/2009 11:01:51 AM
MrLeft	$25.00	$25.00	8/17/2009 1:07:53 PM
BankOfThomas	$76.00	$76.00	8/17/2009 9:25:56 PM
kulender	$50.00	$50.00	8/18/2009 4:34:03 AM
HVAC-Tech	$33.08	$33.08	8/18/2009 7:54:10 AM
knark	$25.00	$25.00	8/18/2009 9:13:05 AM
LarWit1512	$25.00	$25.00	8/18/2009 9:41:17 AM
Miklot	$150.00	$150.00	8/18/2009 11:58:04 AM
ORteacher	$25.00	$25.00	8/18/2009 11:56:22 AM
head	$25.00	$25.00	8/18/2009 1:30:08 PM
ctruong53	$80.00	$80.00	8/18/2009 1:58:55 PM
Thunder08	$25.00	$25.00	8/18/2009 2:05:44 PM
yu-rik	$25.00	$25.00	8/18/2009 2:16:14 PM
malomar66	$50.00	$13.51	8/18/2009 2:46:43 PM
Personal-Bond	$50.00	$50.00	8/18/2009 2:06:22 PM
garnetchik	$30.00	$30.00	8/18/2009 3:28:31 PM
dfl	$50.00	$50.00	8/6/2009 7:53:48 AM
Unitas4302	$100.00	$100.00	8/9/2009 5:42:56 PM
sweety075	$25.00	$25.00	8/13/2009 4:13:23 PM
cemseller	$25.00	$25.00	8/14/2009 10:15:29 AM
Astyanax	$25.00	$25.00	8/17/2009 11:01:18 AM
Flying_Tilapia	$50.00	$50.00	8/17/2009 11:53:15 AM
Debby	$50.00	$50.00	8/17/2009 11:59:39 AM
mercuriant	$25.00	$25.00	8/17/2009 11:57:43 AM
Onlyhappycustomers	$25.00	$25.00	8/17/2009 6:45:51 PM
chkrvrty	$25.00	$25.00	8/17/2009 9:25:58 PM
randsenterprise	$25.00	$25.00	8/17/2009 10:40:59 PM
randsenterprise	$25.00	$25.00	8/17/2009 10:40:39 PM
barkochva	$25.00	$25.00	8/18/2009 5:22:43 AM
Credit2Prosper	$25.00	$25.00	8/18/2009 7:31:35 AM
jelly1126	$50.00	$50.00	8/18/2009 9:21:57 AM
shellstar	$26.54	$26.54	8/18/2009 9:36:44 AM
able2help	$25.00	$25.00	8/18/2009 10:21:28 AM
kjb1971	$25.00	$25.00	8/18/2009 10:03:26 AM
synboi	$200.00	$200.00	8/18/2009 11:31:00 AM
oregonusa	$25.00	$25.00	8/18/2009 11:42:07 AM
ajk_blue	$25.00	$25.00	8/18/2009 12:02:16 PM
Credit2Prosper	$173.00	$173.00	8/18/2009 12:56:22 PM
power-grid134	$25.00	$25.00	8/18/2009 12:46:59 PM
power-thinker	$50.00	$50.00	8/18/2009 2:01:41 PM
ideal-value	$150.00	$150.00	8/18/2009 2:08:18 PM
yu-rik	$25.00	$25.00	8/18/2009 2:23:20 PM
EngineersAlliance	$25.00	$25.00	8/18/2009 2:00:50 PM
Lender12	$61.98	$61.98	8/18/2009 2:09:18 PM
investment-cluster	$25.00	$25.00	8/18/2009 2:23:49 PM
Isotope	$25.00	$25.00	8/18/2009 3:12:37 PM
best-generosity-financier	$25.00	$25.00	8/18/2009 3:38:11 PM
branaa99	$25.00	$25.00	8/18/2009 3:00:12 PM
59 bids
Borrower Payment Dependent Notes Series 419505
This series of Notes was issued and sold upon the funding of the borrower loan #38291, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	E	Auction start date:	Aug-05-2009
Term:	36 months	Estimated loss:	14.7%	Auction end date:	Aug-19-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24
Final lender yield:	30.40%	Final borrower rate/APR:	31.40% / 35.46%	Final monthly payment:	$43.22

Auction yield range:	14.23% - 34.00%	Estimated loss impact:	16.10%
Lender servicing fee:	1.00%	Estimated return:	14.30%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Apr-1963	Debt/Income ratio:	19%
Credit score:	620-640 (Aug-2009)	Current / open credit lines:	9 / 7	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	41	Length of status:	10y 1m
Amount delinquent:	$94	Revolving credit balance:	$6,673	Occupation:	Clerical
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	98%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	46	Homeownership:	No
Inquiries last 6m:	0
Screen name:	caternut	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	21 ( 100% )	620-640 (Latest)
Principal borrowed:	$3,500.00	< mo. late:	0 ( 0% )	620-640 (Sep-2007)
Principal balance:	$1,774.72	1+ mo. late:	0 ( 0% )
Total payments billed:	21
Description
Need tires before blowout!!!
Purpose of loan:
This loan will be used to? buy new tires for my Jeep Liberty.? I have no spare and the tires on the car are nearly bald.

My financial situation: Is getting much better.?I need to stretch out my payments for bigger purchases like tires.
I am a good candidate for this loan because?I'll definitely be paying on time.? ?

Monthly net income: $ 3600.00

Monthly expenses: $
??Housing: $ 1000.00
??Insurance: $ 150.00????
??Car expenses: $ 130.00
??Utilities: $ 250.00
??Phone, cable, internet: $?400.00
??Food, entertainment: $ 250.00
??Clothing, household expenses $ 50.00
??Credit cards and other loans: $ 300.00
??Other expenses: $ 250.00
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Humans this is an excellent investment, let's lend to this one! Oh, I've got a question, how fast do you plan on repaying this loan? PS: Please answer publicly - hektek22
A: I plan to pay back this loan in about a year. (Aug-18-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

niceguy777	$25.00	$25.00	8/6/2009 6:57:38 PM
IPG1	$25.00	$25.00	8/8/2009 4:46:06 PM
rakey	$25.00	$25.00	8/17/2009 10:07:38 AM
rmpedi33	$25.00	$25.00	8/18/2009 8:29:18 AM
boodo	$131.79	$131.79	8/18/2009 3:18:22 PM
Snoopylover	$25.00	$25.00	8/18/2009 4:53:58 PM
Jordan1123	$25.00	$25.00	8/18/2009 7:54:31 PM
Moe87	$50.00	$50.00	8/18/2009 7:58:06 PM
PrinceValium	$25.00	$25.00	8/18/2009 8:41:38 PM
wattboy	$73.19	$73.19	8/19/2009 3:32:10 AM
jbloans	$25.00	$25.00	8/14/2009 7:46:58 PM
Credit2Prosper	$25.00	$25.00	8/17/2009 9:15:52 PM
hektek22	$300.00	$300.00	8/17/2009 9:15:14 PM
lifelongreds	$50.00	$23.02	8/18/2009 3:56:38 AM
dud	$50.00	$50.00	8/18/2009 4:16:51 PM
maga	$25.00	$25.00	8/18/2009 6:24:02 PM
PleaseNoDefaults	$25.00	$25.00	8/18/2009 7:32:40 PM
Bobusa	$25.00	$25.00	8/19/2009 6:11:20 AM
pi567	$72.00	$72.00	8/19/2009 6:14:54 AM
19 bids
Borrower Payment Dependent Notes Series 421013
This series of Notes was issued and sold upon the funding of the borrower loan #38313, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,497.00	Prosper Rating:	C	Auction start date:	Aug-17-2009
Term:	36 months	Estimated loss:	6.5%	Auction end date:	Aug-25-2009

Starting lender yield:	22.96%	Starting borrower rate/APR:	23.96% / 26.25%	Starting monthly payment:	$176.34
Final lender yield:	19.10%	Final borrower rate/APR:	20.10% / 22.34%	Final monthly payment:	$167.35

Auction yield range:	8.23% - 22.96%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	12.16%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Oct-2000	Debt/Income ratio:	37%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	14 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	0y 7m
Amount delinquent:	$0	Revolving credit balance:	$14,628	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	68%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	credit-seeker4	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off my credit Cards
Purpose of loan:
This loan will be used to?To Pay off high interest rate?credit cards first.
My financial situation:
I am a good candidate for this loan because?I never missed a payment or was late that?I can remember.??

Monthly net income: $ 41,500.00

Monthly expenses: $
??Housing: $ 1031.00
??Insurance: $100.00
??Car expenses: $ 331.00
??Utilities: $ 120.0
??Phone, cable, internet: $ 102.00
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

cgkid	$25.00	$25.00	8/17/2009 4:08:03 PM
secobarbital	$25.00	$25.00	8/17/2009 4:09:25 PM
thedreamer	$25.00	$25.00	8/17/2009 4:09:44 PM
delivery	$25.00	$25.00	8/17/2009 4:10:18 PM
heavy_ax	$25.00	$25.00	8/17/2009 4:15:15 PM
Papa_Mema	$50.00	$50.00	8/17/2009 4:16:01 PM
slcchad	$25.00	$25.00	8/17/2009 4:15:56 PM
Katahdin	$25.00	$25.00	8/17/2009 4:16:45 PM
Sam65	$25.00	$25.00	8/17/2009 4:18:11 PM
TOCPI	$25.00	$25.00	8/17/2009 4:17:39 PM
unclejaef	$25.00	$25.00	8/17/2009 4:18:48 PM
SNH	$25.00	$25.00	8/17/2009 4:18:52 PM
mathprof	$25.00	$25.00	8/17/2009 4:19:03 PM
anton	$25.00	$25.00	8/17/2009 4:18:59 PM
best-platinum-persimmon	$25.00	$25.00	8/17/2009 4:18:27 PM
personal-lender	$25.00	$25.00	8/17/2009 4:19:12 PM
GElender	$25.00	$25.00	8/17/2009 4:19:07 PM
decisive-capital	$50.00	$50.00	8/17/2009 4:26:49 PM
money-shaker	$25.00	$25.00	8/17/2009 4:30:00 PM
don8ter	$25.00	$25.00	8/17/2009 4:30:36 PM
crazycool	$35.00	$35.00	8/17/2009 4:30:30 PM
GMPK_TLAS	$45.00	$45.00	8/17/2009 4:30:48 PM
keeks	$25.00	$25.00	8/17/2009 4:30:53 PM
TennSquire	$25.00	$25.00	8/17/2009 4:31:42 PM
Champpilot	$50.00	$50.00	8/17/2009 4:30:42 PM
MrDavid	$25.00	$25.00	8/17/2009 4:31:48 PM
brmar	$25.00	$25.00	8/17/2009 4:31:59 PM
figs4u2	$51.46	$51.46	8/17/2009 4:32:09 PM
zeelender	$25.00	$25.00	8/17/2009 4:31:05 PM
jbarron	$25.00	$25.00	8/17/2009 4:31:19 PM
standanddeliver	$25.00	$25.00	8/17/2009 4:31:40 PM
peb44	$100.00	$100.00	8/17/2009 4:31:45 PM
exact-justice	$25.00	$25.00	8/17/2009 4:31:50 PM
slymoose	$25.00	$25.00	8/17/2009 4:31:57 PM
tornandfrayed	$25.00	$25.00	8/17/2009 6:31:30 PM
Mantis75	$25.00	$25.00	8/17/2009 6:50:43 PM
capital-albatross	$25.00	$25.00	8/18/2009 6:20:38 AM
Halos2002	$50.00	$50.00	8/18/2009 9:31:04 AM
fireboss	$25.00	$25.00	8/18/2009 9:41:28 AM
Josta	$43.17	$43.17	8/18/2009 12:20:55 PM
Rule62	$25.00	$25.00	8/18/2009 12:35:32 PM
the-profit-oracle	$25.00	$25.00	8/18/2009 4:54:28 PM
redbomb5	$25.00	$25.00	8/18/2009 6:01:07 PM
educationfirst	$25.00	$25.00	8/18/2009 10:26:20 PM
rjleves	$25.00	$25.00	8/18/2009 10:05:41 PM
greenwell	$25.00	$25.00	8/19/2009 5:04:12 AM
restech	$25.00	$25.00	8/19/2009 6:32:57 AM
Kaj	$25.00	$25.00	8/19/2009 7:44:53 AM
puifais	$25.00	$25.00	8/19/2009 9:02:26 AM
Bank_Of_XL	$50.00	$50.00	8/19/2009 8:35:06 AM
theQuietLender	$25.00	$25.00	8/19/2009 9:35:40 AM
Eagledrop	$25.00	$25.00	8/19/2009 11:48:46 AM
bnlforever	$25.00	$25.00	8/19/2009 12:18:23 PM
shanedog	$25.00	$25.00	8/19/2009 1:45:32 PM
seisen	$48.75	$48.75	8/19/2009 3:13:28 PM
MAYBROOK	$25.00	$25.00	8/19/2009 3:54:33 PM
iolaire	$25.00	$25.00	8/20/2009 4:33:58 AM
bankrushing	$83.35	$83.35	8/20/2009 7:45:43 AM
fortytwo	$25.63	$25.63	8/20/2009 9:02:53 AM
wowlender	$25.00	$25.00	8/20/2009 9:32:29 AM
Carpetkid	$25.00	$25.00	8/20/2009 11:38:33 AM
MissionMicroFinance	$25.00	$25.00	8/20/2009 3:52:51 PM
MyKidsDad	$25.00	$25.00	8/20/2009 8:32:23 PM
elated-justice	$25.00	$25.00	8/20/2009 5:32:24 PM
Georgetastic	$25.00	$25.00	8/20/2009 6:47:16 PM
DrStaff	$25.00	$13.23	8/20/2009 8:47:20 PM
Syzygy	$25.00	$25.00	8/17/2009 4:07:33 PM
honorable-yield	$25.00	$25.00	8/17/2009 4:07:49 PM
joeirps	$50.00	$50.00	8/17/2009 4:13:54 PM
CarDealer3070	$25.00	$25.00	8/17/2009 4:15:05 PM
Moron_Buffet	$25.00	$25.00	8/17/2009 4:14:47 PM
mpactlender	$25.00	$25.00	8/17/2009 4:14:53 PM
AnxiousAirman	$25.00	$25.00	8/17/2009 4:16:07 PM
pure-deal6	$25.00	$25.00	8/17/2009 4:16:39 PM
FeedTheMachine	$150.00	$150.00	8/17/2009 4:18:41 PM
Artist_Blue	$25.00	$25.00	8/17/2009 4:19:16 PM
gilbow	$25.00	$25.00	8/17/2009 4:26:20 PM
head	$25.00	$25.00	8/17/2009 4:26:23 PM
red-sublime-return	$25.00	$25.00	8/17/2009 4:26:32 PM
skuba	$25.00	$25.00	8/17/2009 4:26:44 PM
cyberie21	$40.00	$40.00	8/17/2009 4:29:27 PM
Elbanko	$25.00	$25.00	8/17/2009 4:29:54 PM
tlp43	$25.00	$25.00	8/17/2009 4:29:19 PM
888168	$25.00	$25.00	8/17/2009 4:30:10 PM
fizwahh	$30.00	$30.00	8/17/2009 4:30:18 PM
rmachi	$25.00	$25.00	8/17/2009 4:29:43 PM
Aquani	$50.00	$50.00	8/17/2009 4:30:57 PM
hopethisworks	$50.00	$50.00	8/17/2009 4:31:08 PM
testobsessed	$100.00	$100.00	8/17/2009 4:31:32 PM
02bob	$25.00	$25.00	8/17/2009 4:30:25 PM
nodrivelpls	$25.00	$25.00	8/17/2009 4:31:14 PM
yield-lion	$25.00	$25.00	8/17/2009 4:31:24 PM
wayman	$50.00	$50.00	8/17/2009 4:31:47 PM
chekat	$25.00	$25.00	8/17/2009 4:31:52 PM
Penny	$50.00	$50.00	8/17/2009 4:31:56 PM
fdsguy	$50.00	$50.00	8/17/2009 4:31:59 PM
kyxysyx	$50.00	$50.00	8/17/2009 4:31:58 PM
p2p-allocator	$25.00	$25.00	8/17/2009 4:32:02 PM
lagnisiruk	$25.00	$25.00	8/17/2009 4:32:10 PM
orindalender	$25.00	$25.00	8/17/2009 4:31:27 PM
VentureExplorer	$25.00	$25.00	8/17/2009 4:31:30 PM
incbx	$25.00	$25.00	8/17/2009 4:31:36 PM
dough-bear	$29.72	$29.72	8/17/2009 4:36:15 PM
scottr	$25.00	$25.00	8/17/2009 4:31:53 PM
wampum-proton	$25.00	$25.00	8/17/2009 4:32:00 PM
YoungSuccessLLC	$25.00	$25.00	8/17/2009 4:36:33 PM
WalnutCreekguy	$33.00	$33.00	8/17/2009 10:20:46 PM
topher515	$25.00	$25.00	8/18/2009 7:40:52 AM
PotBellyPete	$25.00	$25.00	8/18/2009 9:32:40 AM
Weaverville	$42.03	$42.03	8/18/2009 1:26:35 PM
YogaDude34	$25.00	$25.00	8/18/2009 3:50:35 PM
108lender	$26.66	$26.66	8/18/2009 5:05:43 PM
Frenchynh	$25.00	$25.00	8/18/2009 6:15:40 PM
sloan	$25.00	$25.00	8/18/2009 10:05:40 PM
jeg3k	$25.00	$25.00	8/19/2009 8:18:04 AM
amsocool	$25.00	$25.00	8/19/2009 9:42:31 AM
gravbox	$25.00	$25.00	8/19/2009 9:22:55 AM
enigmallc	$25.00	$25.00	8/19/2009 12:13:15 PM
r1g3l	$25.00	$25.00	8/19/2009 1:45:55 PM
irrelevant	$25.00	$25.00	8/19/2009 12:26:56 PM
mmckune	$25.00	$25.00	8/19/2009 1:32:38 PM
dokiya777	$50.00	$50.00	8/19/2009 3:04:30 PM
hc90474	$25.00	$25.00	8/19/2009 4:53:59 PM
chlebie	$50.00	$50.00	8/19/2009 6:12:42 PM
herbyman	$25.00	$25.00	8/19/2009 6:57:32 PM
ianakacg	$25.00	$25.00	8/19/2009 7:42:52 PM
ritwngr	$25.00	$25.00	8/19/2009 6:02:35 PM
goingplaces99	$25.00	$25.00	8/20/2009 5:23:56 AM
mikeandcat	$50.00	$50.00	8/20/2009 4:22:27 AM
bigphish	$25.00	$25.00	8/20/2009 7:17:30 AM
Trojan1976	$25.00	$25.00	8/20/2009 9:38:41 AM
willingnjc	$25.00	$25.00	8/20/2009 1:14:41 PM
brazilofmux	$100.00	$100.00	8/20/2009 11:54:24 AM
ramsbladder	$25.00	$25.00	8/20/2009 4:18:39 PM
money-vista	$25.00	$25.00	8/20/2009 7:42:36 PM
Hambone1111	$25.00	$25.00	8/20/2009 7:12:41 PM
Sol_Invictus	$25.00	$25.00	8/21/2009 10:37:54 AM
interstellar	$50.00	$50.00	8/21/2009 11:47:48 AM
RETIRED2007	$50.00	$50.00	8/21/2009 12:08:05 PM
liederhaus	$50.00	$50.00	8/24/2009 6:17:53 PM
140 bids